Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             FOUR OAKS FINCORP, INC.

     The undersigned, being of the age of eighteen years or more, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North
Carolina:

     1.   The name of the corporation is Four Oaks Fincorp, Inc.

     2. The address of the registered office of this corporation in the State of North Carolina is 6144 US 301 South, Four Oaks, Johnston County, North Carolina 27524; and the name of its registered agent at such address is Ayden R. Lee, Jr.

     3. The corporation shall have the authority to issue five million (5,000,000) shares of capital stock with a par value of One Dollar ($1.00) per share.

     4. The name and address of the incorporator is D. Scott Coward, 2500 First Union Capitol Center, Raleigh, Wake County, North Carolina 27601.

     5. The number of directors constituting the initial board of directors shall be seven (7), and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders, or until their successors are elected and qualified, are:

     Name                                        Address
     ----                                        -------

     Paula Canaday Bowman                        6144 US 301 South
                                                 Four Oaks, North Carolina 27524

     M.S.                                        Canaday 6144 US 301 South Four
                                                 Oaks, North Carolina 27524

     William J. Edwards                          6144 US 301 South
                                                 Four Oaks, North Carolina 27524

     Warren L. Grimes                            6144 US 301 South
                                                 Four Oaks, North Carolina 27524

     Ayden R. Lee, Jr.                           6144 US 301 South
                                                 Four Oaks, North Carolina 27524

     Percy Y. Lee                                6144 US 301 South
                                                 Four Oaks, North Carolina 27524

     Harold J. Sturdivant                        6144 US 301 South
                                                 Four Oaks, North Carolina 27524


     6. A director of the corporation shall not be personally liable to the corporation or otherwise for monetary damages for breach of any duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C.Gen.Stat. Section 55-8-33; or (iii) any transaction from which the director derived an improper personal benefit. If the North Carolina Business Corporation Act is amended to authorize corporate action for further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as so amended.

          Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     7. Certain transactions of this corporation are limited as follows:

          (a) With regard to any Business Combination (as hereinafter defined) between this corporation and any other corporation, person, or other entity, such Business Combination must be approved only as follows unless otherwise more restrictively required by applicable North Carolina law:

            (i) At a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least a majority of the shares of this corporation issued and outstanding and entitled to vote thereon provided that such Business Combination has received the prior approval by resolution adopted by an affirmative vote of at least eighty percent (80%) of the full board of directors before such Business Combination is submitted for approval to the shareholders; or

            (ii) At a special or annual meeting of shareholders by affirmative vote of the shareholders' holding at least eighty percent (80%) of the shares of this corporation issued and outstanding and entitled to vote thereon provided that such Business Combination has not received the prior approval by resolution adopted by an affirmative vote of at least eighty percent (80%) of the full board of directors, but has received the prior approval by resolution adopted by an affirmative vote of a majority of a quorum of the board of directors, and further provided that such Business Combination as approved grants to shareholders not voting to approve the Business Combination the rights set forth in Article 7(b).

          (b) When any Business Combination referred to in Article 7(a) above is approved pursuant to Article 7(a)(ii), any shareholder not voting to approve the Business Combination may elect to sell his shares for cash to this corporation at their "fair price" (as hereinafter defined), upon so notifying this corporation in writing within twenty (20) days after receiving written notification of his rights hereunder and that the Business Combination was approved by shareholders. This corporation shall have ten (10) days after receipt of the shareholder's tender of shares to make payment in cash. Tender of shares may be made simultaneously with, or after, the shareholder's written notification that he is electing to be paid the "fair price" of his shares. The Business Combination shall not be consummated until all shareholders electing to sell their shares for cash to this corporation at their "fair price" pursuant to this Article 7 have been paid in full by this corporation.

          (c) Notwithstanding any other provision of this Article 7, prior to the consummation of any Business Combination between this corporation and a control person:

            (i) such control person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation unless such benefit has been approved by a majority of Disinterested Directors (as hereinafter defined); and

            (ii) there shall have been no increase or reduction in the annual rate of dividends paid on this corporation's common stock after the control person became such (except as necessary to reflect any subdivision of the common stock), unless such increase or reduction has been approved by a majority of Disinterested Directors (as hereinafter defined).

          (d) Definitions

            (i) "Affiliate" as used in defining "control person" shall mean a corporation, person, group, or other entity that directly or indirectly controls, is controlled by, or is under common control with the "control person."

            (ii) "Business Combination" as used in this Article 7 shall mean (a) any merger or consolidation of this corporation into any other corporation, person, group or other entity where this corporation is not the surviving or resulting entity; (b) any merger or consolidation of this corporation with or into any control person (as hereinafter defined) or with any corporation, person, group or other entity where the merger or consolidation is proposed by or on behalf of a control person; (c) any sale, lease, exchange, transfer, hypothecation or other disposition of all or substantially all of the assets of this corporation; (d) any sale, lease, exchange, transfer, hypothecation or other disposition of a substantial part (as hereinafter defined) of the assets of this corporation to a control person, whether in a single transaction or in related transactions; (e) the issuance of any securities of this corporation to a control person; (f) the acquisition by this corporation of any securities of a control person unless such acquisition commences prior to the person becoming a control person or is an attempt to prevent the control person from obtaining greater control of this corporation; (g) the acquisition by this corporation of all or substantially all of the assets of any control person or any corporation, person, group or other entity where the acquisition is proposed by or on behalf of a control person; (h) the adoption of any plan or proposal for the liquidation or dissolution of this corporation which is proposed by or on behalf of a control person; (i) any reclassification of securities (including any reverse stock split), or recapitalization of this corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation which is beneficially owned or controlled by a control person; (j) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

            (iii) "Control person" as used in this Article 7 shall mean and include any corporation, person, group or other entity which, together with their affiliates, prior to a Business Combination beneficially owns (as the term is defined by federal securities law) twenty-five percent (25%) or more of the shares of any class of equity or convertible securities of this corporation, and any affiliate of any such corporation, person, group or other entity.

            (iv) "Disinterested Director" as used in this Article 7 shall mean any member of the board of directors of this corporation who is unaffiliated with, and not a nominee of, a control person and was a member of the board of directors prior to the time a control person became such, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, a control person and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board of directors.

            (v) "Fair price" as used in this Article 7 shall mean the highest of the following: (a) the highest price per share paid for this corporation's shares during the four years immediately preceding the Article 7(a)(ii) vote of shareholders by any shareholder who, at the time of the Article 7(a)(ii) shareholder vote, beneficially owned five percent (5%) or more of this corporation's common stock and who, in whole or in part, votes in favor of the Business Combination; (b) the cash value of the highest price per share previously offered pursuant to a tender offer to the shareholders of this corporation within the four years immediately preceding the Article 7(a)(ii) shareholder vote; (c) the aggregate earnings per share of this corporation's common stock during the four fiscal quarters immediately preceding the Article 7(a)(ii) shareholder vote, multiplied by the highest price/earnings ratio of the corporation's common stock at any time during the four fiscal quarters or up to the day the Article 7(a)(ii) shareholder vote occurs; (d) the highest price per share (including brokerage commissions, soliciting dealers' fees and dealer-management compensation) paid by a control person in acquiring any of its holdings of this corporation's common stock; (e) the fair value per share of the minority's shares as determined by an in investment banking or appraisal firm chosen by a majority of the members of the board of directors voting against the Business Combination, if any such firm is chosen by such minority of the board of directors acting in their discretion. Such firm, if chosen, shall be entitled to be paid by this corporation a reasonable fee for its services upon its rendering a determination of the fair value of the minority's shares; or (f) the fair value per share of the minority's shares as determined by the firm selected in (e) herein, if any, and such firm shall not take into consideration that the shares are held by a minority of this corporation's shareholders.

            (vi) "Substantial part" as used in this Article 7 shall mean more than ten percent (10%) of the total assets of this corporation, as of the end of this corporation's most recent fiscal year prior to the time the determination is being made.

     8. Amendments to the Articles of Incorporation shall be adopted only upon receiving the affirmative vote of the holders of at least eighty percent (80%) of all the shares of capital stock of the corporation issued and outstanding and entitled to vote thereon; provided, however, that if such amendment shall have received prior approval by resolution adopted by an affirmative vote of a majority of Disinterested Directors (as defined in Article 7), then the affirmative vote of the holders of at least a majority of all the shares of capital stock of the corporation issued and outstanding and entitled to vote, or such greater percentage approval as required by North Carolina law, shall be sufficient to amend the Articles of Incorporation.

     9. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of February, 1997.


                                                 /s/ D. Scott Coward
                                                 -------------------------------
                                                 D. Scott Coward, Incorporator

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                             FOUR OAKS FINCORP, INC.

     Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1.   The name of the corporation is Four Oaks Fincorp, Inc.

     2. The Articles of Incorporation of the corporation are hereby amended as follows:

          Article III of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following Article III:

          "3. The corporation shall have the authority to issue ten million (10,000,000) shares of capital stock with a par value of One Dollar ($1.00) per share."

     3. The foregoing amendment was approved by, and proposed and recommended to the corporation's shareholders by, the Board of Directors on January 20, 2004, and approved by the shareholders on April 26, 2004, in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

     4. These Articles of Amendment will become effective upon filing.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April, 2004.


                                           FOUR OAKS FINCORP, INC.

                                           By: /s/ Ayden R. Lee, Jr.
                                           -------------------------------------
                                           Ayden R. Lee, Jr.
                                           Chief Executive Officer and President

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                             FOUR OAKS FINCORP, INC

     Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1.   The name of the corporation is Four Oaks Fincorp, Inc.

     2. The Articles of Incorporation of the corporation are hereby amended as follows:

     Article III of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following Article III:

               "3. The corporation shall have the authority to issue twenty million (20,000,000) shares of capital stock with a par value of One Dollar ($1.00) per share."

     3. The foregoing amendment was approved by, and proposed and recommended to the corporation's shareholders by, the Board of Directors on January 28, 2008, and approved by the shareholders on April 28, 2008, in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

     4. These Articles of Amendment will become effective upon filing.

     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of July, 2008.


                                           FOUR OAKS FINCORP, INC.

                                           By: /s/ Ayden R. Lee, Jr.
                                           -------------------------------------
                                           Ayden R. Lee, Jr.
                                           Chairman, Chief Executive Officer,
                                           and President

                            ARTICLES OF AMENDMENT OF
                             FOUR OAKS FINCORP, INC

       Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:

1.     The name of the corporation is Four Oaks Fincorp, Inc.

2. The articles of incorporation of the corporation are hereby amended by deleting Article 3 in its entirety and substituting in lieu thereof
       Article 3 as set forth on the attached Exhibit A.

3. The foregoing amendment was approved and adopted on October 27, 2008 by the corporation's board of directors and on December 22, 2008 by the corporation's shareholders in the manner prescribed by Chapter 55 of the North Carolina General Statutes and the corporation's articles of incorporation.

4.     These Articles of Amendment will become effective upon filing.

     This is the 30th day of December, 2008.


                                           FOUR OAKS FINCORP, INC.

                                           By: /s/ Ayden R. Lee, Jr.
                                           -------------------------------------
                                           Ayden R. Lee, Jr.
                                           Chairman, Chief Executive Officer,
                                           and President

                                    Exhibit A
                                    ---------


       4. The capital stock of the corporation shall be designated as follows:

             (a) Common stock. The corporation shall have authority to issue twenty million (20,000,000) shares of common stock with a par value of One Dollar ($1.00) per share.

             (b) Preferred stock.

                   (1) The corporation shall have authority to issue 50,000 shares of preferred stock. The shares of preferred stock of the corporation may be issued from time to time in one or more classes or series, the shares of each class or series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, rights, powers, including voting powers and par value, if any (or qualifications, limitations, or restrictions thereof) as are stated in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors as provided in Paragraph (b)(2) of this Article 3.

                   (2) Authority is granted to the board of directors of the corporation, subject to the provisions of this Article 3 and to the limitations prescribed by the North Carolina Business Corporation Act, to authorize the issuance of one or more classes, or one or more series within a class, of preferred stock and with respect to each such class or series to fix by resolution or resolutions the voting powers, full or limited, if any, of the shares of such class or series to determine and fix by resolution or resolutions the designations, preferences, rights, powers, including voting powers and par value, if any (or qualifications, limitations, or restrictions thereof) of such shares. This paragraph is intended to afford to the board of directors the maximum authority permitted under Section 55-6-02 of the North Carolina General Statutes.